





SelectisHealth

Investor Presentation

Rocky Mountain Microcap Conference VIII

November 3, 2021

Important Cautions Regarding Forward Looking Statements

- This presentation may contain projections and other forward-looking statements. Any such statement reflects the company's current views with respect to future events and financial performance.
- No assurances can be given, however, that these events will occur, and actual results could differ materially from those presented. A discussion of important factors that could cause actual results to differ from those presented is included in the Company's periodic reports filed with the Securities and Exchange Commission at www.sec.gov.

SelectisHealth

Management

Board of Directors
Lance Baller, Chairman of the Board, and CEO
Randy Barker, President and COO
Adam Desmond, non-Executive
Clifford L. Neuman, P.C., non-Executive

Executive Team
Lance Baller, Chairman of the Board, and CEO
Randy Barker, President and COO
Brandon Thall, CFO

Operations
Jeanette Ross, Director of Operations
Krystal Eckhart, Director of Accounts Receivable
Christine Lucus, Controller

SelectisHealth

About Selectis

Selectis Health, Inc. formerly Global Healthcare REIT, Inc (OTC: GBCS) owns and operates healthcare facilities across the American Southcentral and Southeastern states with over 1,120 licensed beds

- Our portfolio consists of 13 facilities owned by separate wholly-owned subsidiaries
- We currently operate 10 of these facilities through separate wholly-owned subsidiaries
  - These facilities offer Skilled Nursing, Assisted Living, and or Independent Living services
    - 6 Oklahoma
    - 4 Georgia
    - Grew from 2 employees at the end of 3Q2019 to 545 employees 3Q2021
- Leased 3 Legacy Facilities
    - 1 Leased to third party in Georgia
    - 1 Leased to third party in Arkansas
    - 1 Leased to third party in Ohio



Current Locations


Corporate Office
Satellite Office
Health Care Facility
Leased Facility
13 NUMBER OF FACILITIES
10+ NURSING SPECIALTIES

SelectisHealth

Business Model

Our business model is simple and straight forward:

- We look for rural, rural adjacent facilities or facilities in cities of around 1,000,000 population or under that are within a reasonable distance of a regional or local hospital, which had previously had a high census historically
- We target slightly older buildings that need cosmetic, or minor structural improvements
- We then partner with local or regional banks to secure initial financing of 5-year debt
- Perform facility upgrades, put controls and operational procedures in place
- After a period of a minimum of 3 years, we then refinance to HUD long term debt
- We target a specific patient mix to optimize CMS payments which leads to profitability

SelectisHealth

Benefits

The benefits of our business model:

- Moving to HUD financing provides Selectis the opportunity for longer-term debt with lower interest rates
- These lower rates help reduce our cost for debt services, which increases the amount we can spend to hire quality employees
- Strong leadership at each building is critical, therefore, we can use a competitive pay scale with a performance-based bonus structure to attract and retain top talent
- Optimizing our patient mix allows Selectis to increase profitability while maintaining stability
- Selectis can deliver high-quality care to our residents and patients every single day

Successful Implementation of New Business Model Started in October 2019 and a Transformational 2020

- Purchased Higher Call Nursing (86 bed SNF) in Quapaw, Oklahoma
- 2Q20 reports record revenue with 217% year-over-year increase and net income of $1,116,055
- 3Q20 record revenue of $6,320,161, a growth rate of 160% year-over year, net income of $459,177
- By end of 2020, the Company becomes current on all financials
- New CFO appointed
- 4Q20 record revenue, a growth rate of 174% year-over-year, net income of $1,2986,988 an increase of 224% year-over-year
- Record revenue for the Year-End 2020 of $20,928,698 versus revenues of $6,929,988 in 2019, a growth rate of 202% year-over-year
- Net Income of $2,925,820 for the Year-End 2020 versus net income (Loss) of ($891,614) in 2019, a growth rate of 428% year-over-year
- Net increase in cash of $2,985,790 to a cash balance of $3,978,303 including restricted cash for the fourth quarter, a 301% increase from year-end 2019 of $992,513
- Company's Board of Directors approved the repurchase for redemption of 548,146 total shares of common stock for $101,563 or at an average cost of $0.185 per share ($1.85 post reverse split) in privately negotiated transactions. The redemptions have been completed and the shares of common stock cancelled
- Purchased $402,000 of 13% mezzanine debt notes
- Maple Health & Rehab is purchased (29 bed SNF) in Fairland, Oklahoma

SelectisHealth

2021 Highlights

- Optimize Current Portfolio
  - Increased from operating 8 facilities to 10 facilities
  - In October 2021, completed transfer of 2 of those facilities (Georgia)
  - Operations of Warrenton and Sparta are assumed from third-party operator, high legal fees from lease termination at two facilities
- Completed $8,029,800 HUD refinance at Southern Hills with an appraisal of $11,270,000, 2.38% fixed for 35 years
- Started Eastman HUD refinance, expansion and renovation design and timeline
- Upgraded numerous key leadership positions at most facilities
- Company wide implementation of PointClickCare Cloud based Healthcare Software
- Randy Barker is appointed President and COO
- Official Rebranding and name change to Selectis Health, Inc, 1st shareholder meeting in recent time and selectis.com website launch
- Implemented a Reverse Stock Split (1-for-10)
- Major Campus upgrade at Southern Hills (Tulsa) completed, including Southern Hills SNF remodel completed
- Park Place Health & Rehab reopens after $1M renovation (March 2021) & recertification in (October 2021), was a drag on earnings the first 9 months of the year
- Company wide implementation of Divvy credit and software expense solution to track and manage expenses
- Repurchased remaining 15% minority interest in Goodwill Hunting LLC (Macon facility) which is leased to a third-party operator

SelectisHealth

Southern Hills Campus (Tulsa) Successful Model Case Study

- October 2020 Forbes Magazine Ranked Tulsa 4th in nation for hottest housing market
- 8th Ranked Healthcare Market in the U.S. by Ladders.com
- Tulsa metropolitan area has around 1,000,000 residents





Newly constructed Koi pond is helping to attract residents to our Tulsa Continuing Care Retirement Community (CCRC) Campus

- Purchased whole campus (ALF, ILF and SNF) for $2,000,000. Put in circa $5,000,000 in renovations and repairs
- Just the SNF has appraised for $11,270,000 at time of HUD refinancing, currently getting appraisals for the ALF and ILF
- Completed $8,029,800 HUD refinance at Southern Hills SNF, 2.38% fixed for 35 years
- At closing, Selectis paid-off the remaining loan balances at the Tulsa Campus for the Assisted Living Facility ("ALF") and the Independent Living Facility ("ILF") and therefore owns both free and clear of all loans encumbrances that have remained on the facilities since our initial purchase
- ALF-24 rooms
    - Renovations completed, looking for a 2022 reopening. Opening has been delayed due to Covid-19 and February ice storm. May use excess SNF beds at facility for a hybrid model
- ILF-90 rooms, resident census increasing
    - February 2020 – 4 residences
    - October 2021 – 24 residences
    - Costs previously absorbed by SNF
- SNF-106 Licensed beds
    - Replaced outdated flooring throughout
    - Updated all rooms
    - Census had dropped during renovations due to lack of space
    - Renovations complete, census increasing rapidly
    - Recently hired top executive director from the area



SelectisHealth

Current Permitted and Available Counts Allows Expansion of Current Portfolio

Operating Entity	City, State	Permitted Beds [1]	Available Beds [2]
Warrenton Health & Rehab (SNF)	Warrenton, GA	110	98
Eastman Health & Rehab (SNF)	Eastman, GA	100	100
Park Place Health & Rehab (SNF)	Oklahoma City, OK	106	106
GL Nursing (SNF) [3]	Lonoke, AR	141	141
Glen Eagle (SNF)	Abbeville, GA	101	71
Maple Street Health & Rehab (SNF)	Fairland, OK	29	28
Higher Call Health & Rehab (SNF)	Quapaw, OK	86	48
Archway Transitional (SNF) [3]	Macon, GA	172	100
Meadowview Health & Rehab (SNF) [4]	Seville, OH	99	-
Sparta Health & Rehab (SNF)	Sparta, GA	71	62
Southern Hills ALF [5]	Tulsa, OK	24	24
Southern Hills Health & Rehab (SNF)	Tulsa, OK	106	92
Southern Hills Retirement (ILF)	Tulsa, OK	90	90
Totals		**1,235**	**960**

1. Permitted beds does not, necessarily, mean that the facility should or could hold that many residents. This restriction could be due to several different reasons, such as: physical size of the building will not hold this many beds, the Company has intentionally decided to make rooms single occupancy, or some other reason.
2. This amount represents how many beds we technically have available in the facility - it also has the number of beds still restricted for COVID. Due to COVID, we had to quarantine segments of the facility in order to protect all residents and staff.
3. Facilities currently operated by third-parties.
4. Currently in negotiations with the Ohio Dept of Health ("ODH") to renew licensure.
5. ALF completed renovations in the Autumn of 2020. Management has decided not to, currently, fill facility with residents.

SelectisHealth

Selectis Acquisition Strategy

- Selectis Health Acquisitions
  - Identify historically high patient occupancy (census) property's that have recently been underperforming due to financial constraints of the owner or poor management: **Location**, **Location**, **Location**
  - Focus only on Certificate of Need (CON) states
    - CON laws part of the federal "Health Planning Resources Development Act" of 1974
    - CON regulation is that excess capacity stemming from overbuilding of health care facilities results in health care price inflation. Price inflation can occur when a facilities cannot fill its beds and fixed costs must be met through higher charges for the beds that are used
    - New facilities can't be built without acquiring an existing CON or showing extreme need
    - CON's can be worth up to $75,000 per bed
    - CON's are in place in 35 states with 14 states that are targeted by Selectis due to various other favorably laws for building owners in those states
  - Focus on properties that are part of an overall portfolio of 10-25 properties that is are destressed debt portfolio
  - Target properties with strong positive EBITDAR and high historical patient census
  - Selectis buys at a discount and performs $1-2 Million in facility renovations
  - Target facilities which were historically built for 3-4 patients per room and the current model is 1-2 patients which allows excess beds
  - Selectis retains or repurposes these excess CON beds for lease or sale to new skilled nursing facilities or hospitals thus unlocking hidden value
  - Selectis purchases the distressed debt through the public markets at reduced levels
    - Open market bond purchases
    - Bond tender offers

SelectisHealth



Key Take-aways and Conclusion

- Successful transition to new business model in 2020
- Proven Strong Senior Management
- Once head winds from covid-19 subside, in a strong position for rapid growth
- Completed successful renovations at Tulsa Campus and OKC facility
- Re-certification and opening of OKC Park Place facility which will increase earnings in 24 months as patient count goes from zero at start of 2021 to full census
- Proven previous success in renovating, reopening and re-certification of our Glen Eagle Facility
- Successful upgrade at key facility leadership positions
- Successful HUD refinancing of debt
- Portfolio optimization to maximize unused beds through building expansion with excess land at existing facilities
- Looking to expand in CON only states
- Positioned company bylaws for exchange compliance, 1-for-10 reverse split and operating profit in 2020 for an exchange listing

SelectisHealth